EXHIBIT 10.7

AGENT REFERRAL AGREEMENT

This Agent Referral Agreement (this “Agreement”) is made and entered into as of August 1, 2012, by and between Payventures, LLC (”Payventures”), with an address of 750 Park of Commerce Boulevard, Suite 310, Boca Raton, FL 33487, and 800 COMMERCE Inc., a Florida company (“AGENT”), with an address of 477 South Rosemary Avenue Suite 203, West Palm Beach, FL 33401.

RECITALS:

WHEREAS, Payventures provides credit and debit card transaction processing, merchant processing and network services (collectively, the “Services”) through its affiliations with banks, financial institutions and other persons and entities that provide Services (collectively, the “Providers”);

WHEREAS, AGENT desires to refer customers requiring Services to Payventures, pursuant to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the foregoing mutual promises set out herein, the parties hereby agree as follows:

(1)

ARTICLE ONE:

AGENT’S DUTIES

1.01 Sales & Marketing. AGENT will market the Services to third parties only after approval of each such third party by Payventures. Payventures shall have the right to accept or reject any third party for any or no reason. AGENT will take such other actions as Payventures may reasonably request to assist Payventures in evaluating such third parties and the proposed Services, and having such third parties enter into agreements for Services with Payventures or its Providers (a third party referred by AGENT which enters into an agreement for Services with Payventures or its Providers is referred to as “AGENT’s Customer”).

1.02 AGENT Status. It is hereby expressly acknowledged and understood by AGENT that it is acting as an independent contractor, subject to the provisions set forth in this Agreement. AGENT acknowledges that it shall not be treated as an employee for federal tax purposes and accordingly will be responsible for payment of its related tax liability. AGENT has power and authority to enter into this Agreement and is not subject to any violations of any other agreements by entering into this Agreement.

1.03 Exclusive Provider. AGENT agrees that Payventures is its exclusive provider of the Services. AGENT shall not, directly or indirectly, for itself or any affiliate, integrate or endorse any credit and debit card transaction processing, merchant processing, network services or other product services or products similar to the Services, or any banking partners, nor will it permit any such competing services or products to be offered to its customers.

1.04 Compensation. Payventures shall pay AGENT compensation in accordance with Schedule A attached hereto. Compensation to be paid to any employees, agents, brokers or other third parties claiming by, through or under AGENT will be paid from AGENT’s Commission (as defined in Schedule “A”).

1.05 Solicitation. AGENT agrees that all representatives of AGENT who are soliciting any third party for Services shall comply with the requirements of Payventures and the Providers as communicated to AGENT by Payventures from time to time.

ARTICLE TWO:

OBLIGATIONS OF AGENT

2.01 Consent. Payventures hereby consents to the use by AGENT of Payventures’ name, logos, trademarks and service marks in all materials generated by AGENT, subject to Payventures prior approval in its sole discretion.

2.02 Information. AGENT shall promptly notify Payventures upon receipt of any information regarding any disputes, claims or problems related to AGENT, AGENT’s Customers, Payventures or its Services, or any third party interested in the Services.

2.03 Representation. Except as specifically authorized in writing, AGENT shall make no representations to AGENT’s Customers or third parties, nor shall AGENT bind Payventures to any contractual terms. AGENT may not claim to be a representative of Payventures’ Providers.

2.04 Right of Offset. AGENT will be responsible for one hundred percent (100%) of all fines assessed by Providers for rules infractions caused by AGENT or any of AGENT’s contractors. If AGENT or any of it’s representatives implement changes to AGENT’s Customers software, equipment and/or coding, then AGENT assumes one hundred percent (100%) of the liability (costs and/or losses) due to improper implementation of such software, equipment and/or coding, except in cases where AGENT was acting in accordance with the instructions, policies or procedures of Payventures or the Providers.

2.05 Indemnification. The parties will indemnify and hold each other harmless from and against any and all claims, demands, loss (financial or otherwise), damage, liabilities, costs, fees, increased taxes or expenses (including without limitation, court costs and reasonable attorney’s fees), which may be incurred or which may be claimed by any person or entity (collectively, the “Indemnified Liabilities”) as a result of: (A) acts or omissions of that party, it’s directors, officers, contractors, employees or agents relating to the exercise of, or the failure to exercise, it’s obligations; or (B) any breach of this Agreement or any other agreement between AGENT and Payventures, except in cases where that party was acting in accordance with the written instructions, policies or procedures of the other party. In addition, AGENT will indemnify and hold Payventures harmless from and against any Indemnified Liabilities arising from or related to any representation by AGENT, it’s directors, officers, contractors, agents, salespeople, employees or contractors (collectively the “AGENT Parties”), and the obligation to reimburse Payventures for any fines assessed by the Providers for rules infractions caused by AGENT, AGENT Parties or AGENT’s Customers.

2.06 Expenses. AGENT shall be responsible for its own expenses. Any expenses incurred by Payventures for any travel, training, sales support, technical support, sales and marketing, or for any reason for AGENT, AGENT Parties or AGENT’s Customers shall be reimbursed to Payventures by AGENT.

2.07 Upfront Fees. AGENT agrees not to charge any upfront, application, programming, or any other fees to third parties unless approved in advance by Payventures.

2.08 Relationship of Parties. AGENT acknowledges and agrees that AGENT is an independent contractor. Nothing in this Agreement or in the working relationship being established and developed hereunder shall be deemed, nor shall it cause, Payventures and AGENT to be treated as partners, joint venturers, or otherwise as joint associates for profit. Payventures shall report all sums paid to AGENT under this Agreement on form 1099, and AGENT shall be responsible for the payment of all taxes, fees, levies or other governmental impositions thereon.

ARTICLE THREE:

NON-SOLICITATION AND NON-DISCLOSURE

3.01 Non-Solicitation. AGENT agrees that, during the Term hereof, so long as AGENT is receiving fees hereunder and for a period of two (2) years thereafter neither it nor any of its affiliates will directly or indirectly permit or assist itself or any third party, as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, to call on, solicit, take away, or attempt to call on, solicit, or take away any of the merchants, customers, banks, contacts or referrals of Payventures, whether referred by AGENT or not. During such time, AGENT shall also not (a) entice, induce or in any manner influence any person or entity who is, or shall be in the direct or indirect service of Payventures to leave the same for the purpose of engaging in a business or being employed by or associated with any other business; or (b) engage or participate in any business that is in competition in any manner whatsoever with the business and/or contractual relationships of Payventures.

3.02 Confidentiality. Payventures and AGENT each agrees that during the Term and at all times thereafter (and regardless of the reason for any termination of this Agreement), the receiving party (“Receiving Party”) shall not divulge or appropriate to his or her own use or to the use of any other person or entity any Confidential Information of the disclosing party (“Disclosing Party”) without the prior written consent of the Disclosing Party unless required under applicable law or necessary to perform the Receiving Party’s obligations under this Agreement. “Confidential information” shall mean any secret, confidential or proprietary information of any kind or character pertaining in any way to the Disclosing Party or its business or acquired by the Disclosing Party from other persons or entities (including without limitation information provided under confidentiality or similar agreements). Confidential Information shall include, without limitation the following (in each case whether in printed, computer, electronic or other form): trade secrets; know-how; customer, customer prospect and Provider lists; names, addresses, contact persons and other information concerning customers, potential customers and Providers; information regarding the needs and preferences of customers, prospective customers and Providers or the terms on which they may be willing to accept or provide services or goods; business, operational and marketing methods, plans and strategies; information about markets and key personnel; financial data, including information about pricing, costs and profits; computer programs; contracts and information concerning the terms of contracts; and other information not readily available to the public. Confidential Information also includes all analyses, compilations, studies, reports, manuals, notes, correspondence and other documents and materials that contain or are based in whole or in part upon any Confidential Information, and all copies thereof, whether in printed, computer, electronic or other form, and whether prepared in whole or part by the Payventures, the AGENT or any other person or entity. Confidential Information does not include any information that (i) is or becomes generally available to and known by the public (other than as a result of any breach of this Agreement directly or indirectly by the Receiving Party), (ii) becomes available to the Receiving Party from a source that after due inquiry is reasonably not believed to be prohibited from disclosing such information to the Receiving Party, or (iii) the Disclosing Party otherwise approves the disclosure in writing. Upon the request of the Disclosing Party, Receiving Party shall immediately return to the Disclosing Party (and shall not retain) any and all items of the Disclosing Party’s property and Confidential Information.

(2)

ARTICLE FOUR:

TERM AND TERMINATION

4.01. Term. The term of this agreement shall be for two years and automatically renew for each year thereafter (the “Term”) unless 60 days prior written notice is given by either party.

4.02. Termination. This Agreement may be terminated prior to the conclusion of the Term upon giving written notice of termination:

A.            By either party as a result of a default by the other party under this Agreement and failure to cure said default within thirty (30) days after notice of said default is given.

B.            By either party immediately in the event of insolvency, receivership, voluntary or involuntary bankruptcy, or an assignment for the benefit of creditors of the other party.

4.03 Effect of Termination. Upon termination of this Agreement for any reason, AGENT shall promptly return to Payventures all forms, literature, materials, equipment and products provided by or related to Payventures then in the possession of AGENT or AGENT Parties. All compensation earned by AGENT pursuant to the terms of this Agreement as of the date of termination shall be promptly paid by Payventures to AGENT in accordance with Schedule A. In the event of termination for reasons defined in Section 4.02 above, AGENT will not receive any compensation for any AGENT’s Customers after the date of termination. Otherwise, Payventures agrees to continue paying AGENT compensation pursuant to Schedule A so long as AGENT’s Customers are active and generate income as defined in Schedule A.

ARTICLE FIVE:

REPRESENTATIONS OF AGENT

5.01 Representations. AGENT hereby represents and warrants to Payventures as follows:

A.            Except as previously disclosed in writing, AGENT is not subject to any exclusivity restriction or non-competition covenant pursuant to a previous contract in favor of any other entity that provides Services.

B.            AGENT has the legal right and power to enter into this Agreement, and will not be in violation or breach of the terms of any other agreement to which AGENT is a party.

C.            All information provided by AGENT is true, correct and complete.

ARTICLE SIX:

MISCELLANEOUS

6.01 Notices. All notices required hereunder shall be in writing and delivered in person, by certified or registered mail, return receipt requested, postage prepaid, or by a recognized prepaid courier service providing a delivery receipt (such as Fedex, UPS or USPS) to the address of the party as set forth in the first paragraph of this Agreement, as such address may be changed by notice to the other party. A notice shall be deemed to be delivered upon delivery or refusal as noted on the delivery receipt.

6.02 Amendment; Waiver. Except as otherwise provided herein, this Agreement and any Schedules hereto may not be amended, altered or modified except by a writing executed by all parties hereto. The provisions of this Agreement may not be waived unless such waiver is set forth in a writing signed by the party sought to be bound. No failure or delay by either party in exercising any right or remedy under this Agreement will waive any provision of this Agreement, nor will any single or partial exercise by either party of any right or remedy under this Agreement preclude such party from otherwise or further exercising these rights or remedies or any other rights or remedies.

6.03 Benefit and Assignment. This Agreement shall inure to the benefit of the parties and their respective authorized assigns and successors. The rights and obligations hereunder may not be assigned by AGENT without the prior written consent of Payventures, which consent may not be unreasonably withheld. Payventures shall provide thirty (30) days prior notice to AGENT of any assignment of this Agreement by Payventures.

6.04 Governing Law; Venue; Attorneys Fees. This Agreement shall be governed by, construed and interpreted under the laws of the State of Florida. Payventures and AGENT each agree that venue for any action under or related to this Agreement shall be in the state or federal courts located in Palm Beach County, Florida, and Payventures and AGENT each waive any claim that same is an inconvenient forum. The party prevailing in any action under or related to this Agreement shall be entitled, in addition to such other relief as may be granted, to recover from non-prevailing party its reasonable attorneys' fees and costs (at all tribunals and levels, including on appeal, in mediation or bankruptcy, and pre-trial or post trial), including those associated with establishing such entitlement and the amount thereof.

6.05 Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHT THAT PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING or LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH, OR IN RESPECT OF ANY COURSE OF CONDUCT, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AGREEMENT.

6.06 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the illegality, invalidity or unenforceability of any provision of this Agreement shall not affect the remainder of this Agreement.

6.07 Construction. The headings in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. The parties hereto agree that they and their legal counsel have participated or been provided with the opportunity to participate equally in the drafting of this Agreement, and that there shall be no unfavorable principle of contractual construction applied from having drafted this Agreement or any provision of this Agreement.

6.08 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

6.09 Regulatory Examinations and Financial Information. Each Party agrees to submit to any examination which may be required by any Regulatory Authority or System with audit and examination authority over Payventures or its Providers, to the fullest extent required by such Regulatory Authority or System. Each Party shall also provide any information, including financial information and information related to any third party consultants or contractors, which may be required by any Regulatory Authority or System in connection with their audit or review of the Payventures or its Providers, and shall reasonably cooperate with such Regulatory Authority or System in connection with any audit or review.

6.10 Survival. All representations, warranties, and covenants contained herein shall survive any termination or expiration of this Agreement.

6.09 Entire Agreement. This Agreement and the Schedules attached hereto contains the entire understanding of the parties hereto and supersedes all prior agreements with respect to the subject of this Agreement. Each party acknowledges and agrees that the other party has not made any representations, warranties or agreements of any kind, except as expressly set forth herein. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Party against whom enforcement of any such modification or amendment is sought.

(3)

EXECUTED as of the day and date set forth in the first paragraph of this Agreement.

PAYVENTURES, LLC

By: Michael G. Park

Michael G. Park, President

AGENT:

800 COMMERCE Inc.

By: B. Michael Friedman

Name: B. Michael Friedman

Title: CEO

(4)

SCHEDULE A

COMPENSATION

A.1 PAYMENT OF COMMISSIONS AND BONUSES

Payventures shall pay to AGENT a commission (“Commission”) equal to FIFTY (50%) percent of the net revenue realized by Payventures from each AGENT Customer. “Net revenue realized from each AGENT Customer” means the gross revenue actually received by Payventures attributable to each AGENT Customer, less expenses charged to Payventures by Providers for transactions made upon AGENT Customer’s transactions, expenses charged by Providers for setup and maintenance of AGENT Customer accounts, and any agreed third party commissions or other agreed third party out-of pocket costs. Any and all consulting fees, retainers, draws, advances or costs or expenses paid or reimbursed by Payventures to or for the benefit of AGENT will be deducted from the AGENT Commissions. Payventures shall be entitled to offset or set off any amounts owed to AGENT, whether or not yet due and whether under this Agreement or otherwise, from any Commissions owed to the AGENT. For the sake of clarity, Payventures and AGENT will realize the same net dollar amounts from revenue earned from AGENT Customers.

A.2 TIME OF PAYMENTS

Payventures will pay Commissions to AGENT on all AGENT Customers within twenty-five (25) days after the end of each month.

A.3 RECEIPT OF PAYMENTS; REPORTING REQUIREMENTS

All Commissions are subject to receipt by Payventures of net revenue from AGENT Customers’ transactions. Payventures will provide AGENT with a monthly summary of the revenue collected from AGENT Customers’ transactions, and the calculation of the Commissions and any adjustments thereto by the 25th day after the end of such month.